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                                                                 EXHIBIT 23.2

                Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10 of our reports, dated February 10, 1997, included in Registration File No. 333-21459 on Form S-1. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our reports.


                                                ARTHUR ANDERSEN LLP


Hartford, Connecticut
February 14, 1997